CONSULTING AGREEMENT

This consulting agreement (the “Agreement”) is made and entered into by Tactical Air Defense Services, Inc., a Nevada corporation (hereinafter, the "Company"), and Air 1 Flight Support, Inc., a Florida corporation (hereinafter referred to as “Consultant”.)

In consideration of the mutual covenants set forth below, the Company agrees to retain Consultant, and Consultant agrees to be retained by the Company commencing October 1, 2012 (hereinafter, the “Effective Date”), and as set forth in this Agreement.

1.

Consulting Services

In its capacity as consultant to the Company, Consultant will perform the following services:

a.

Review and advise upon the business and operations of the Company in connection with aircraft acquisition, aircraft maintenance, and other aircraft support services, in addition to reviewing and advising upon logistical components of actual and potential aerial support contracts; and

b.

Provide such other advice, assistance, or services as may be reasonably requested by the Company as mutually agreed upon by Consultant and the Company.

2.

Fees

Consultant’s compensation for acting as consultant to the Company during the term of this Agreement and pursuant to this Agreement will be the following fees:

a.

The Company will pay Consultant, as of the Effective Date of this Agreement, a monthly fee of ten thousand ($10,000.000) dollars, payable monthly on the 30th of each month, in arrears.  Notwithstanding the above, at the Company’s sole discretion, it is hereby agreed between the parties that at the end of each calendar quarter of the Consultant’s employment with the Company (each a “Quarter”), Consultant shall be issued a convertible promissory note (a “Note”) equal to the amount of any accrued and unpaid Base Salary and unpaid Expenses (as described below) or other reimbursable items for such Quarter, which Note shall: (a) have a term of three (3) years; (b) an annual interest rate of twelve (12%) percent; (c) shall be convertible into shares of common stock of the Company at a conversion price equal to the lesser of: (i) no greater than fifty (50%) percent of the average closing price of the Company’s common stock for the ninety (90) day period prior to the issuance of any such Note; or (ii) the lowest price of any shares of common stock or any other securities of the Company sold or issued, directly or indirectly, during the term of this Agreement or of said Note; and (d) shall have full ratchet anti-dilution protection and other protective provisions as described.

b.

Consultant shall be entitled to reimbursement of any or all reasonably incurred out-of-pocket expenses incurred in the performance of the functions and duties under this Agreement.  In order to receive reimbursement, Consultant must timely provide the Company with an itemized account of all expenditures, along with suitable receipts therefore.

3.

Term

It is understood that the Company hereby engages Consultant to act as its consultant for a twelve (12) month period (the “Term”) commencing on the Effective Date of this Agreement.

4.

Covenants

a.

Consultant agrees not to use, disclose, or communicate, in any manner, proprietary information about the Company, its operations, clientele, or any other proprietary information, that relate to the business of the Company.  This includes, but is not limited to, the names of the Company’s customers, clients, vendors, Consultants, or independent contractors, or any other information of any kind which would be deemed confidential or proprietary information of the Company.

b.

Consultant agrees that for a period of two (2) years following termination of employment, for any reason whatsoever, Consultant will not solicit, including but not limited to the following: customers, clients, vendors, consultants, or independent contractors, of the Company.

c.

Consultant shall devote his/her attention, knowledge, and skills to the Company's business interests, and shall do so in good faith and with best efforts.  Notwithstanding the above, the Company acknowledges and agrees that Consultant may become employed by additional companies (the “Additional Companies”) in any capacity whatsoever, so long as Consultant’s devotion of such attention, knowledge, and skills do not substantially interfere with Consultant’s duty of loyalty and best efforts to the Company.  Consultant agrees to refrain from any interest or participation, of any kind whatsoever, in any business directly competitive to the Company’s business, for a term of one (1) year from the termination or expiration of this Agreement.

5.

Information

In connection with Consultant's activities on the Company's behalf, the Company will cooperate with Consultant and will furnish Consultant with all information and data concerning the Company which Consultant reasonably believes appropriate to the performance of services contemplated by this Agreement (all such information so furnished being the "Information") and will provide Consultant with reasonable access to the Company's officers, directors, Consultants, independent accountants, and legal counsel.  The Company recognizes and confirms that Consultant (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement, without having independently verified same, and (ii) does not assume responsibility for the accuracy of completeness of the Information and such other information.  The Information to be furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatements of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Consultant if it learns of any material inaccuracy or misstatement in, or material omission from any information thereto delivered to Consultant..

6.

Indemnification

If, in connection with the services or matters that are the subject of this Agreement, Consultant becomes involved in any capacity in any action or legal proceeding, due to the actions, information, position, assertions, and/or affirmations put forth by Consultant at the direction of, or in reliance upon material or Information furnished by the Company, the Company agrees to reimburse Consultant, as the case may be, for the reasonable legal fees, disbursements of counsel, and other expenses (including the costs of investigation and preparation) incurred.  The Company also agrees to hold harmless Consultant against any losses, claims, damages, or liabilities, joint services, or matters which are the subject of this Agreement.  The provisions of this paragraph shall survive the expiration of the period of this Agreement, including any extensions thereof set forth herein.

7.

Governing Law and Jurisdiction

The validity and interpretation of this Agreement, and any claim or dispute of any kind or nature whatsoever arising from out of or in any way relating to the Agreement, directly or indirectly, shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules),  and any claims be brought against the Company related to the terms or conditions of this Agreement shall be brought within a court of competent jurisdiction within the county of Miami-Dade, Florida.

8.

Waiver of Right to Trail by Jury

Each of the Company and Consultant (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily, and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of, or in connection with this Agreement .  Each of the Company and Consultant hereby certify that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver.  Further, each of the Company and Consultant acknowledges that each party has been induced to enter this Consulting Agreement by, inter alia, the provisions of this Section.

9.

Enforceability

If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a provision or term that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

10.

Entire Agreement

This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein.  No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth-in writing signed by a duly authorized representative of each party.

11.

Company Authority

The Company has all requisite corporate power and authority to enter into this Agreement, and the services contemplated hereby.  This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid, and binding agreement of the Company, enforceable in accordance with its terms.

12.

Consultant Authority

Consultant has all requisite corporate power and authority to enter into this Agreement.  This Agreement has been duly and validly authorized by all necessary corporate action on the part of Consultant and has been duly executed and delivered by Consultant and constitutes a legal, valid and binding agreement of Consultant, enforceable in accordance with its terms.

13.

Counterparts

For the convenience of the parties, any number of counterparts of this Consulting Agreement may be executed by the parties hereto.  Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Consulting Agreement.

Agreed to on this 1st day of October, 2012 by and between:

___________________________________________

Air 1 Flight Support (“Consultant”)

Victor Miller, President

___________________________________________

Tactical Air Defense Services, Inc. (“Company”)

Alexis C. Korybut, President & CEO